SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2009 (June 4, 2009)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

	9901 IH 10 West, Suite 800 San Antonio, TX 78230
	(Address of Principal Executive Offices)

	210-477-8537
	(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 4, 2009, GenSpera, Inc. (“Company”) released an Executive Informational Overview dated June 2, 2009 (“EIO”).  The EIO was prepared by the Company with the assistance of Crystal Research Associates, LLC in continuation of the Company’s stated goal to provide more disclosure and transparency to the investment community regarding its operations, goals, industry dynamics and conditions.  A copy of EIO is attached hereto as Exhibits 99.01

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein and in the exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information provided and is being made solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statement and Exhibits.

The exhibits listed in the accompanying index to exhibits are filed or incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

Dated: June 9, 2009

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

99.01	Executive Informational Overview dated June 2, 2009	*